UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 23, 2007

KOMAG, INCORPORATED
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-16852	94-2914864
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1710 Automation Parkway, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-576-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. 2006 Bonus Plan and 2006 Target Incentive Plan

On January 23, 2007, pursuant to the Company’s 2006 Bonus Plan and 2006 Target Incentive Plan, for fiscal year 2006, the Compensation Committee of our Board of Directors approved the total amount of cash bonus payments payable under these plans to non-management and management employees in accordance with the terms and parameters of the plans. The 2006 Target Incentive Plan payments to the Company’s named executive officers are as follows: Timothy D. Harris, Chief Executive Officer, $413,322; Kathleen A. Bayless, Senior Vice President, Chief Financial Officer, $194,742; Ray L. Martin, Executive Vice President, Customer Sales and Service, $252,744; Peter S. Norris, Executive Vice President, Strategic Business Development, $147,409; and Tsutomu T. Yamashita, Executive Vice President, Chief Technical Officer, $207,607. With respect to our former Chief Executive Officer, T.H. Tan, $787,431 was approved as the amount of cash bonus payment payable under the 2006 Target Incentive Plan and in accordance with the retirement agreements previously filed with the Commission (please see the retirement disclosures made for Mr. Tan on our Form 8-K filed with the Commission on February 15, 2006). With respect to our former Chief Technical Officer, Michael A. Russak, $155,820 was approved as the amount of cash bonus payment payable under the 2006 Target Incentive Plan and in accordance with the retirement agreements previously filed with the Commission (please see the retirement disclosures made for Mr. Russak on our Form 8-K filed with the Commission on September 28, 2006).

2. Bonus Plan and Target Incentive Plan for Fiscal Year 2007

On January 23, 2007, the Compensation Committee of our Board of Directors also approved the terms of the Company’s Bonus Plan and Target Incentive Plan, for the 2007 fiscal year, including the Company’s operating income goals for 2007 which are applicable to all non-management and management employees. The Bonus Plan covers non-management employees, and the Target Incentive Plan covers management employees. Under the Target Incentive Plan, if the Company’s actual performance meets our target operating income goals for the year and the employee meets individual performance goals, the plan provides that the Chief Executive Officer may receive a cash incentive bonus payment under the plan equal to up to 85% of such officer’s then current annual base salary and that other executive officers may receive cash incentive bonus payments under the plan equal to up to 40% to 50% of such officer’s then current annual base salary. If the Company’s actual performance and/or the individual’s performance exceed or are less than the target goals for the year, the bonus payments for the year may exceed or be less than the target percentage range of salary, within a defined range.

For the 2007 fiscal year, the range of payouts under the plan related to the Company’s performance is zero to 250% of the targeted bonus payouts under the plan for the year, and the range of payouts for individual performance is zero to 150% of the targeted bonus payouts under the plan for the year. For the 2007 fiscal year, the Company plans to make final target incentive bonus payments in the first quarter of 2008, provided that the Compensation Committee may approve partial bonus payments during 2007 based on the Company meeting specified interim goals during the year.

In addition, for the 2007 fiscal year, the Compensation Committee of our Board of Directors approved a merit base salary increase for the named executive officers ranging from 2% to 6% of their 2006 annual base salary.

The Company previously filed a copy of each of the Bonus Plan and Target Incentive Plan as exhibits to our Form 10-K for the period ended January 1, 2006, which we filed with the Commission on March 7, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOMAG, INCORPORATED

January 29, 2007	By:	Kathleen A. Bayless

Name: Kathleen A. Bayless
Title: Senior Vice President, Chief Financial Officer